Exhibit 4.2

REDFIN CORPORATION

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of December 15, 2014, by and among Redfin Corporation, a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto (each, an “Investor” and, together, the “Investors”). This Agreement amends and restates in its entirety that certain Investors’ Rights Agreement, dated as of November 7, 2013, among the Company and the Investors set forth therein (the “Prior Agreement”).

RECITALS

A. The Company and certain of the Investors (collectively, the “Existing Investors”) who, before the date hereof, acquired shares of the Company’s Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock (collectively, the “Series A Preferred”), Series B Preferred Stock (the “Series B Preferred”), Series C Preferred Stock (the “Series C Preferred”), Series D Preferred Stock (the “Series D Preferred”), Series E Preferred Stock (the “Series E Preferred”) and Series F Preferred Stock (the “Series F Preferred”) are parties to the Prior Agreement.

B. The Company and certain of the Investors (collectively, the “Series G Investors”) have entered into that certain Series G Preferred Stock Purchase Agreement of even date herewith (the “Series G Purchase Agreement”), which provides for, among other things, the purchase by the Series G Investors of shares of the Company’s Series G Preferred Stock (the “Series G Preferred” and, together with the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred and the Series F Preferred, the “Preferred Stock”).

C. A condition to the Series G Investors’ obligations under the Series G Purchase Agreement is that the Company, the Existing Investors and the Series G Investors enter into this Agreement in order to provide the Investors with (i) certain rights to register shares of Common Stock issuable upon conversion of the Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company and the Existing Investors each desire to induce the Series G Investors to purchase shares of Series G Preferred Stock pursuant to the Series G Purchase Agreement by agreeing to the terms and conditions set forth herein.

D. The Company and the Existing Investors each desire to amend and restate the Prior Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Registration Rights. The Company and the Investors covenant and agree as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Affiliate” has the meaning given such term under Rule 12b-2 promulgated under the Exchange Act.

(b) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto), and the rules and regulations promulgated thereunder;

(c) The term “Fidelity” means Fidelity Management & Research Company and its affiliates.

(d) The term “Fidelity Parties” means, collectively, Fidelity Securities Fund: Fidelity OTC Portfolio, Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund, Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund and Variable Insurance Products Fund III: Growth Opportunities Portfolio.

(e) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(f) The term “Holder” means any Investor (or any transferee resulting from the application of Section 1.12 below) owning Registrable Securities or any assignee thereof to whom registration rights with respect thereto have been assigned in accordance with Section 1.12 of this Agreement;

(g) The term “Major Investor” means each Investor holding at least 950,000 shares (subject to adjustment for stock splits, stock dividends, reclassifications or the like) of Registrable Securities and each individual and entity that holds any shares of Registrable Securities listed on Exhibit B hereto, or any transferee thereof whose investment decisions are made by an investment advisor registered under the Investment Adviser’s Act of 1940; provided that, without limiting the foregoing, Fidelity and all Wellington Accounts and any successor advisor to such Wellington Accounts shall be considered “Major Investors” for the purposes of Section 2.1 and Section 2.2. For purposes of Section 2.3, the term “Major Investor” includes any general partners, managing members and affiliates of a person that is otherwise a Major Investor, including Affiliated Funds. A Major Investor who chooses to exercise the right of first offer in Section 2.3 may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate.

(h) The term “Qualified IPO” has the meaning assigned to such term in the Restated Charter (as defined below);

(i) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(j) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) any shares of Common Stock, or any shares of Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors (excluding all shares of Common Stock issued or issuable upon exercise of options or restricted stock granted by the Board to an equity award recipient (the “Award Recipient”) pursuant to the Company’s equity incentive plans in consideration of services to the Company when held by such Award Recipient) and (iii) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii). Notwithstanding the foregoing, Common Stock or other securities shall not be Registrable Securities if (A) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is not entitled to exercise any right provided in Section 1 in accordance with Section 1.15 below;

(k) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(l) The term “SEC” means the Securities and Exchange Commission; and

(m) The term “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto), and the rules and regulations promulgated thereunder.

(n) The term “Specified Parties” means, collectively, T. Rowe, Wellington, the Fidelity Parties and Glynn Capital Entities.

(o) The term “Specified Party Account” means each individual advisory fund and/or account managed by a Specified Party that holds shares of the Company’s Common Stock or Preferred Stock.

(p) The term “T. Rowe” means T. Rowe Price Associates, Inc.

(q) The term “T. Rowe Account” means each individual advisory fund and/or account managed by T. Rowe that holds shares of the Company’s Common Stock or Preferred Stock.

(r) The term “Wellington” means Wellington Management Company, LLP, and any affiliated successor investment advisor or subadvisor thereof to the Wellington Account.

(s) The term “Wellington Account” means those Investors (or transferees of Registrable Securities held by Wellington Investors) that are advisory or subadvisory clients of Wellington.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of December 15, 2019 or a date six months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of twenty percent (20%) of the Registrable Securities then outstanding (or any lesser percentage if the aggregate proceeds (after deduction for underwriter’s discounts and expenses related to the issuance) from the offering is not less than $5,000,000) that the Company file a registration statement under the Securities Act covering Registrable Securities, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to file as soon as practicable, and in any event within 90 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within 15 days of the mailing of such notice by the Company.

(b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter, who will be a firm of nationally recognized standing, will be selected by a majority-in-interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period, and, provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 90 day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) During the 180-day period commencing with the effective date of the Company’s initial public offering;

(iii) If the Company delivers notice to the Initiating Holders, within thirty (30) days after the receipt of the Initiating Holders’ notice of request for registration, of its intent to file a registration statement for the Company’s initial public offering within 60 days; provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iv) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below; or

(v) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $5,000,000.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.6, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4 Form S-3 Registration. If the Company shall receive from any Holder or Holders of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any 12-month period and, provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 60-day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending 180 days after the effective date of a registration statement, in the case of the Company’s initial public offering, or 90 days after the effective date of a registration in connection with any subsequent public offerings subject to Section 1.3.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for at least 180 days, or until the distribution described in such registration statement is completed, if earlier.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 180 days, or until the distribution described in such registration statement is completed, if earlier.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(j) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(k) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 or 1.4 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided that such underwriting agreement contains reasonable and customary provisions, and provided, further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.

1.7 Expenses of Registration.

(a) Demand Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements (not to exceed $25,000 in the aggregate) of one counsel for the selling Holders selected by them, shall be borne by the Company; provided, however, that the Holders shall bear any expenses in excess of $25,000 associated with any special audit required in connection with a demand registration; provided, further, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit all Holders’ right to one demand registration pursuant to Section 1.2, at which time this Agreement shall be deemed to have amended to such effect; provided, further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.2.

(b) Company Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements (not to exceed $25,000 in the aggregate) of one counsel for the selling Holder or Holders selected by them, shall be borne by the Company.

(c) Registration on Form S-3. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements (not to exceed $25,000 in the aggregate) of one counsel for the selling Holder or Holders selected by them and counsel for the Company shall be borne by the Company.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering.

Notwithstanding any other provision of this Section 1.8, if the underwriters advise the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities that may be so included shall be allocated as follows: (a) first, (x) if the registration is made pursuant to Section 1.2 or 1.4, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion, and (y) if the registration is made pursuant to Section 1.3, to the Company; (b) second, (x) if the registration is made pursuant to Section 1.2 or 1.4, to the Company, and (y) if the registration is made pursuant to Section 1.3, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; and (c) third, among other holders or employees of the Company to be allocated at the Company’s discretion; provided, however, that in no event shall the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included. For purposes of the preceding sentence concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership, corporation or venture capital fund, the partners, retired partners, stockholders and Affiliated Funds (as defined below) of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, each officer, director, member, stockholder, partner, legal counsel and accountant of such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, expenses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, expenses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, officer, director, partner, member, stockholder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to any Holder, officer, director, partner, member, stockholder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with, and is proximately caused by, written information furnished expressly for use in connection with such registration by any such Holder, officer, director, partner, member, stockholder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement, any controlling person of any such underwriter or other Holder and the Company’s legal counsel and accountant, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with, and is proximately caused by, written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall the aggregate obligations under this obligation of any Holder under this subsection 1.10(b) and Subsection 1.10(d) below exceed (in the aggregate with respect to such Holder) the net proceeds from the offering received by such Holder, after deduction of underwriting commissions and expenses of the offering paid by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10 to the extent (but only to the extent) that the indemnifying party’s ability to defend the action was prejudiced by such failure, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall the aggregate obligations of a Holder under Subsection 1.10(b) above and this Subsection 1.10(d), when combined with indemnity pursuant to Section 1.10(b), exceed the net proceeds from the offering received by such Holder, after deduction of underwriting commissions and expenses of the offering paid by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise, including but in no way limited to termination of this Agreement.

1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep adequate current public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) (x) of at least that number of shares equal to 10% of the shares of Registrable Securities originally owned by the transferring Holder (or such lesser amount if the transferring Holder is transferring all Registrable Securities of the Holder), or (y) that prior to such transfer or assignment held Registrable Securities, (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (iii) that is an Affiliate and/or an affiliated fund or entity of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such Affiliate, fund or entity, an “Affiliated Fund”), (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member,” which term shall include adoptive relationships), or (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member; provided, that, prior to such transfer, the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that, as a condition to such assignment, the transferee agrees in writing with the Company to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (w) a partnership who are partners or retired partners of such partnership, (x) a limited liability company who are members or retired members of such limited liability company, (y) a corporation who are stockholders of such corporation (including Immediate Family Members of such partners, members or stockholders who acquire Registrable Securities by gift, will or intestate succession) or (z) a venture capital fund which is an Affiliated Fund of such venture capital fund shall be aggregated together and with the partnership, limited liability company or corporation; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, (a) without the consent of the Board, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights; or (b) without the prior written consent of the holders of at least sixty-seven percent (67%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to or on parity with the registration rights granted to the Holders hereunder.

1.14 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. In connection with a Qualified IPO and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration or acquired in or after the Qualified IPO, in each case, subject to any applicable Financial Industry Regulatory Authority or other regulatory restrictions) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement that reflects the foregoing and that does not contain any material obligations not already set forth in the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

(b) Limitations. The obligations described in Section 1.14(a) shall apply only if all officers and directors of the Company, all securityholders holding, as of the effective date of such registration, one-percent or more of the Company’s securities on a fully-diluted basis (including shares of Common Stock reserved for issuance under the Company’s equity incentive plan(s)), and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of securities subject to such agreements, provided that, notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions (i) if such waiver or termination is requested by a stockholder of the Company as a result of financial hardship for which such stockholder has no other reasonably available sources of liquidity, or (ii) for any other reason, provided that the aggregate number of shares with respect to which the Company or the underwriters waive or terminate such restrictions pursuant to (i) and (ii) above shall not exceed the number of shares of Common Stock representing 0.5% of the fully diluted capitalization of the Company as measured immediately prior to the consummation of the Qualified IPO.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d) Transferees Bound. Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14.

(e) Exceptions. The Company acknowledges that the restrictions contained in this Section 1.14 shall not apply to the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock acquired by Fidelity or any Wellington Account following the effective date of the first registration statement of the Company covering Common Stock (or other securities) to be sold on behalf of the Company in its first firm commitment underwritten public offering of its Common Stock.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) 5 years following the consummation of a Qualified IPO, (ii) such time as the Company’s common stock is trading on a national securities exchange and the lock-up period described in Subsection 1.14(a) above has expired, and Rule 144 (or any successor provision) is available for the sale of all of such Holder’s shares during a three-month period without registration, or (iii) upon termination of the Agreement, as provided in Section 3.1.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor (other than a Holder reasonably deemed by the Company to be a competitor of the Company; provided, that the parties agree that a Holder shall not be a competitor for this purpose solely because the Holder is a venture capital investment firm or other entity that has made, or its Affiliated Funds have made, investments in one or more companies that compete with the Company):

(a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, a statement of operations for such fiscal year, a balance sheet and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year (collectively, the “Year-End Financial Statements”), such year-end financial statements to be audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company and in reasonable detail and prepared in accordance with generally accepted accounting principles (“GAAP”) and a capitalization table, which sets forth the Company’s fully-diluted capitalization as of the end of such fiscal year;

(b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited statement of operations, a statement of cash flows for such fiscal quarter, an unaudited balance sheet as of the end of such fiscal quarter and a capitalization table, which sets forth the Company’s fully-diluted capitalization as of the end of such fiscal quarter;

(c) within 30 days of the end of each month, a statement of operations, a statement of cash flows and a balance sheet for and as of the end of such month, unaudited and in reasonable detail;

(d) not less than 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year; and

(e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, starting with the first report delivered after the second full fiscal quarter following the Company’s employment of a principal financial officer, but in no event earlier than the Company’s completion of its first financial audit of a fiscal year, an instrument executed by the principal financial officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes and certain other disclosures and classifications that may be required by GAAP) and fairly present in all material respects the financial condition of the Company and its results of operation for the period specified, subject to year-end adjustment.

2.2 Inspection. The Company shall permit each Major Investor (except for a Holder reasonably deemed by the Company to be a competitor of the Company; provided, that the parties agree that a Holder shall not be a competitor for this purpose solely because the Holder is a venture capital investment firm or other entity that has made, or its Affiliated Funds have made, investments in one or more companies that compete with the Company); provided, further, that in no case shall Fidelity, Wellington or any Wellington Account be deemed a competitor of the Company for purposes of this Section 2, at such Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as defined below). For purposes of this Section 2.3, the term “Major Investor” includes (i) any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds, and (ii) any Wellington Account. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or Affiliates, including Affiliated Funds, in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within 15 calendar days after delivery of the RFO Notice, the Major Investors may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all outstanding convertible or exercisable securities then held (excluding for the purposes of this Section 2.3(b) all shares of Common Stock issued or issuable upon exercise of options or restricted stock granted by the Board to an Award Recipient pursuant to the Company’s equity incentive plans in consideration of services to the Company when held by such Award Recipient), by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible or exercisable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 5-day period commencing after receipt of such information, each Fully Exercising Investor shall be entitled to obtain a portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors (the “Unallocated Shares”) by indicating in writing to the Company how many additional shares such Fully Exercising Investor desires to purchase, and the Unallocated Shares will be allocated among all Fully Exercising Investors indicating an interest to purchase Unallocated Shares in proportion to the relative number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all outstanding convertible or exercisable securities then held, by such Fully Exercising Investors. This allocation process will be repeated successively until the earlier to occur of (i) the date that all of the Shares have been allocated or all of the demand for additional Shares by Fully Exercising Investors has been satisfied or (ii) the 15th calendar day after delivery of the RFO Notice.

(c) The Company may, during the 75-day period following the expiration of the period provided in Section 2.3(b), offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 95 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to:

(i) Shares of Series G Preferred Stock issued pursuant to the terms of the Series G Purchase Agreement;

(ii) Shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock;

(iii) Up to 66,156,658 shares of Common Stock, or options or other rights to purchase Common Stock, issued or granted, as approved by the Board, to employees, officers,

directors and consultants of the Company pursuant to any one or more employee stock plans or agreements approved by the Board (including any options outstanding on the date hereof and any shares issued upon exercise of options prior to the date hereof);

(iv) Common stock issued or issuable to financial institutions or lessors in connection with real estate leases, commercial credit arrangements, equipment financings or similar transactions, including, but not limited to, equipment leases or bank lines of credit, in each case approved by the Board;

(v) Securities issued as a dividend or distribution on, or in connection with a split of or recapitalization of, any of the capital stock of the Company;

(vi) Common stock issued by the Company pursuant to a strategic partnership, joint venture or other similar arrangement unanimously approved by the Board where the primary purpose of the arrangement is not to raise capital;

(vii) Securities issued pursuant to a Qualified IPO;

(viii) Common stock issued by the Company pursuant to the acquisition of another corporation or other entity by the Company by merger, purchase of all or substantially all of the capital stock or assets, or other reorganization approved by the Board;

(ix) Common stock issuable in respect of any shares, options, warrants or convertible securities issued as a result of the application of the anti-dilution provisions set forth in Article 5, Section 3(d) of the Restated Certificate or as a result of the operation of anti-dilution provisions that are contained in the original terms of such securities and that provide for anti-dilution adjustments under substantially the same circumstances and according to the same adjustment formula as specified in Article 5, Section 3(d) of the Restated Certificate;

(x) Securities issued upon exercise of options, warrants, notes or other rights to acquire securities (or upon conversion of securities issuable upon exercise or conversion of such options, warrants, notes or other rights) of the Company outstanding as of the date of this Agreement; and

(xi) Securities issued pursuant to the agreement of (A) the holders of at least sixty-seven percent (67%) of the Preferred Stock, voting together as a single class on an as-converted basis, and (B) the holders of at least sixty-two percent (62%) of the Series F Preferred and the Series G Preferred, voting together as a single class on an as-converted basis, that such securities shall not be subject to the right of first offer in this Section 2.3.

In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.4 Proprietary Information and Invention Assignment Agreement. The Company shall require all present and future employees and consultants of the Company to enter into a Proprietary Information and Invention Assignment Agreement with the Company in substantially the form and substance approved by the Board, which agreement will include non-competition and non-solicitation provisions that provide, at a minimum, that such employee or consultant will not solicit the

Company’s personnel for at least one year following termination of the provision of service to the Company and, in the case of employees, that such employee will not compete with the Company for at least one year following such employee’s termination of employment with the Company or the Company’s termination of such employee for “cause.”

2.5 Stock Option Grants. Unless otherwise approved by the Board, all issuances of stock options or restricted stock granted to employees of the Company shall vest on a four (4) year vesting schedule such that vesting will commence on the one (1) year anniversary of the date of grant, with twenty-five percent (25%) vesting on the one (1) year anniversary, and 1/36th of the remaining shares vesting monthly thereafter.

2.6 Directors and Officers Insurance. The Company will maintain Directors and Officers’ Insurance in an amount of not less than $2,000,000 and will certify to the Investors on an annual basis that such insurance is in place and current.

2.7 Expenses. The Company shall pay the reasonable out-of-pocket expenses incurred by directors in connection with their attendance at Board meetings or other Company-authorized business.

2.8 Compensation Committee. The Company shall establish and maintain a Compensation Committee of the Board of Directors to implement salary and equity guidelines for the Company, as well as approve compensation packages, severance agreements and employment agreements for all senior managers (vice president and above). All employees of the Company shall be employed by the Company “at will.” The Compensation Committee of the Board of Directors shall consist of Directors that are not employees of the Company and shall have at least two members.

2.9 Certain Administrative Matters.

(a) The Company shall certificate all shares of the Company’s Common Stock and/or Preferred Stock held by a Specified Party Account.

(b) The Company shall promptly and accurately respond, and shall use its best efforts to cause its transfer agent to promptly respond, to requests for information made on behalf of any Specified Party Account relating to:

(i) accounting or securities law matters required in connection with an audit of a Specified Party Account; or

(ii) the number and type of the Company’s securities held by such Specified Party Account, including in relation to the Company’s outstanding capital stock;

provided, however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law, conflict with the Company’s insider trading policy, or a confidentiality obligation of the Company.

2.10 Termination of Covenants.

(a) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect upon the earlier of: (i) immediately prior to the consummation of a Qualified IPO; (ii) the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act; and (iii) upon termination of this Agreement, as provided in Section 3.1.

(b) The covenants set forth in Sections 2.3 through Section 2.9 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of this Agreement, as provided in Section 3.1.

(c) The covenants set forth in Section 2.9 shall terminate and be of no further force or effect when no Specified Party Account holds any shares of the Company’s Common Stock and/or Preferred Stock that are restricted under the Securities Act.

2.11 Transfers to Affiliated Funds. Each of the Holders shall be entitled to transfer all or part of its shares of Preferred Stock purchased by it to one or more Affiliated Funds or any or their respective directors, officers, partners or members, provided such transferee agrees in writing to be subject to the terms of the stock purchase agreement applicable to such series of Preferred Stock and the Transaction Agreements (as that term is defined in the Series G Purchase Agreement) as if it were a purchaser thereunder.

3. Miscellaneous.

3.1 Termination. This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a transaction or series of related transactions deemed to be a Liquidation Event of the Company (as that term is defined in the Company’s Amended and Restated Certificate of Incorporation, as such document may be amended from time to time (the “Restated Certificate”)); provided, however, if the consideration includes equity securities, termination shall result only if the equity securities are publicly traded; provided, further, that the covenants set forth in Section 2.1, 2.2 shall not terminate if, following, and as a result of, such Liquidation Event, Fidelity or any Wellington Account holds equity in an entity that is not subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act.

3.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

3.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.4 Amendments and Waivers. Any term of this Agreement (other than Sections 2.1, 2.2 and 2.3) may be amended or waived only with the written consent of the Company and the holders of at least 67% of the Registrable Securities then outstanding; provided, however, that any amendment which treats any holder(s) of Registrable Securities different from other holders of Registrable Securities shall require the consent of the holder(s) of at least 67% of Registrable Securities so adversely affected. The provisions of Sections 2.1, 2.2 and 2.3 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least sixty-seven percent (67%) of the Registrable Securities held by the Major Investors, provided, however, that if the provisions of Section 2.3 are waived pursuant to this Section 3.4 with respect to future sales by the Company of its Shares without the consent of Wellington or Fidelity, and if another Major Investor participates in such sale by the Company of its Shares, Wellington or Fidelity, as applicable, shall have the right to participate in such sale by the Company of its Shares on the same terms as such Major Investor. The provisions of Sections 1.14 and 2.1 may not be amended or waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of Fidelity and Wellington. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company. Notwithstanding anything to the contrary in this Agreement, (i) Sections 1.1(g) and 2.3 shall not be amended, modified, waived or terminated without the prior written consent of the holder(s) of at least a majority of the Registrable Securities held by the Major Investors, (ii) Section 2.9 shall not be amended, modified, waived or terminated without the prior written consent of the holder(s) of at least a majority of the Registrable Securities held by the Specified Party Accounts, in each case to the extent such amendment, modification, waiver or termination affects such Investor(s), and (iii) the definition of “Affiliate” as it relates to a Wellington Account may not be amended or waived without the prior written consent of such Wellington Account, and (iv) the definitions of “Wellington” and “Wellington Account” may not be amended, terminated or waived without the prior written consent of the Wellington Account holding a majority of the Registrable Securities then outstanding and held by the Wellington Account.

3.5 Superseding Registration Rights. To the extent the Company grants after the date hereof any subsequent registration rights or rights of first offer with respect to new issuances of Company Stock which rights the Board of Directors of the Company in its good faith judgment determine are superior to those set forth in Sections 1 and 2.3 of this Agreement, the Company will take all steps necessary to grant the same or substantially equivalent rights to each Major Investor.

3.6 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at (i) with respect to the Company, 2025 1st Avenue, 5th Floor, Seattle, WA 98121, Attention: Chief Executive Officer, fax: (206) 686-6055, with a copy to Fenwick & West LLP, Attention: Alan C. Smith, 1191 Second Avenue, 10th Floor, Seattle, WA 98101, fax: (206) 389-4511, and (ii) with respect to the Investors, such party’s address or facsimile number as set forth on Exhibit A hereto or as subsequently modified by written notice.

3.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

3.8 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

3.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.11 Aggregation of Stock. All shares of Preferred Stock held or acquired by affiliated persons and entities, including affiliated venture capital funds and their partners, retired partners, members, former members and stockholders, or the estates and family members of any such partners, retired partners, members, former members, stockholders and any trusts for the benefit of any of the foregoing persons, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. Notwithstanding the foregoing, for purposes of this Agreement, (a) each Wellington Account shall be deemed to be an Affiliate of each other Wellington Account, and (b) an entity that is an Affiliate of a Wellington Account shall not be deemed to be an Affiliate of any other Wellington Account unless such entity is a Wellington Account (and, for the avoidance of doubt, an Affiliate of such entity shall not be deemed an Affiliate of any Wellington Account solely by virtue of being an Affiliate of such entity).

3.12 Prior Agreement. Effective upon and contingent upon the execution of this Agreement by the Company and the Existing Investors, the Prior Agreement shall be amended and restated to read as set forth in this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:	REDFIN CORPORATION

	By:	/s/ Glenn Kelman
Name: Glenn Kelman
Title: President and Chief Executive Officer

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:		Alpha Opportunities Fund

By: Wellington Management Company, LLP, as investment adviser
/s/ Steven M. Hoffman

	Name:	Steven M. Hoffman

	Title:	Vice President and Counsel

Alpha Opportunities Fund c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210
Attention: Emily Babalas
Telephone No: +1-617-790-7770 Fax No: +1-617-289-5699
Email Address: seclaw@wellington.com

With a copy to:

WilmerHale
60 State St.
Boston, MA 02482
Attn: Jason L. Kropp jason.kropp@wilmerhale.com
Facsimile: (617) 526-5000

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:		Alpha Opportunities Trust

By: Wellington Management Company, LLP, as investment adviser
/s/ Steven M. Hoffman

	Name:	Steven M. Hoffman

	Title:	Vice President and Counsel

Alpha Opportunities Trust c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210
Attention: Emily Babalas
Telephone No: +1-617-790-7770 Fax No: +1-617-289-5699
Email Address: seclaw@wellington.com

With a copy to:

WilmerHale
60 State St.
Boston, MA 02482
Attn: Jason L. Kropp jason.kropp@wilmerhale.com
Facsimile: (617) 526-5000

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:	ANNOX CAPITAL, LLC

	By:	/s/ Robert J. Mylod, Jr.

Name: Robert J. Mylod, Jr.

Title: Managing Member

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:
BRAND EQUITY VENTURES II, L.P.

By: Brand Equity Partners II, L.L.C.
Its: General Partner

	By:	/s/ Marc Singer
Name: Marc Singer
Its: Member

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:	BROTHERS BROOK, LLP

	By:	/s/ Jeff Boyd
	Name:	Jeff Boyd
	Title:	Managing Director

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:	DRAPER FISHER JURVETSON FUND IX, L.P.

	By:	/s/ John Fisher
Name: John Fisher
Title: Managing Director

DRAPER FISHER JURVETSON PARTNERS IX, LLC

	By:	/s/ John Fisher
Name: John Fisher
Title: Managing Member

DRAPER ASSOCIATES, L.P.

By:
Name: Timothy C. Draper
Title: General Partner

DRAPER ASSOCIATES RISKMASTERS FUND II, LLC

By:
Name: Timothy C. Draper
Title: Managing Member

DRAPER ASSOCIATES RISKMASTERS FUND III, LLC

By:
Name: Timothy C. Draper
Title: Managing Member

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:	DRAPER FISHER JURVETSON FUND IX, L.P.

By:
Name: John Fisher
Title: Managing Director

DRAPER FISHER JURVETSON PARTNERS IX, LLC

By:
Name: John Fisher
Title: Managing Member

DRAPER ASSOCIATES, L.P.

	By:	/s/ Timothy Draper
Name: Timothy C. Draper
Title: General Partner

DRAPER ASSOCIATES RISKMASTERS FUND II, LLC

	By:	/s/ Timothy Draper
Name: Timothy C. Draper
Title: Managing Member

DRAPER ASSOCIATES RISKMASTERS FUND III, LLC

	By:	/s/ Timothy Draper
Name: Timothy C. Draper
Title: Managing Member

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:	Fidelity Securities Fund: Fidelity OTC Portfolio

	By:	/s/ Kenneth Robins

	Name:	Kenneth Robins

	Title:	Authorized Signatory

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:	Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund

	By:	/s/ Kenneth Robins

	Name:	Kenneth Robins

	Title:	Authorized Signatory

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:	Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund

	By:	/s/ Kenneth Robins

	Name:	Kenneth Robins

	Title:	Authorized Signatory

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:		Global Multi-Strategy Fund

By: Wellington Management Company, LLP, as investment adviser
/s/ Steven M. Hoffman
	Name:	Steven M. Hoffman

	Title:	Vice President and Counsel

Global Multi-Strategy Fund c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210
Attention: Emily Babalas
Telephone No: +1-617-790-7770 Fax No: +1-617-289-5699
Email Address: seclaw@wellington.com

With a copy to:

WilmerHale
60 State St.
Boston, MA 02482
Attn: Jason L. Kropp jason.kropp@wilmerhale.com
Facsimile: (617) 526-5000

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:
GLOBESPAN CAPITAL PARTNERS V, L.P.

By: Globespan Management Associates V, L.P., its sole General Partner

By: Globespan Management Associates V, LLC, its sole General Partner

	By:	/s/ David Poltack
Name: David Poltack
Title: Authorized Signatory

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:	Glynn Emerging Opportunity Fund, L.P.
By: Glynn Capital Management LLC
Its: General Partner

	By:	/s/ David Glynn
Managing Director
Address: 3000 Sand Hill Road, 3-230
Menlo Park, CA 94025

Glynn Emerging Opportunity Fund II, L.P.
By: Glynn Management Evergreen LLC
Its: General Partner

	By:	/s/ David Glynn
Managing Director
Address: 3000 Sand Hill Road, 3-230
Menlo Park, CA 94025

Glynn Emerging Opportunity Fund II-A, L.P.
By: Glynn Management Evergreen LLC
Its: General Partner

	By:	/s/ David Glynn
Managing Director
Address: 3000 Sand Hill Road, 3-230
Menlo Park, CA 94025

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:	GOTHIC CORPORATION GOTHIC HSP CORPORATION
GOTHIC ERP LLC
GOTHIC JBD LLC

	By:	/s/ Alice E. Gould
Name: Alice E. Gould
Title: Investment Manager
DUMAC, Inc.
Authorized Agent

	By:	/s/ David Shumate
Name: David R. Shumate
Title: Executive Vice President
DUMAC, Inc.
Authorized Agent

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:	GREYLOCK XII LIMITED PARTNERSHIP

By: Greylock XII GP LLC, its General Partner

	By:	/s/ Donald A. Sullivan
Donald A. Sullivan
	Title:	Administrative Partner

GREYLOCK XII-A LIMITED PARTNERSHIP
By: Greylock XII GP LLC, its General Partner

	By:	/s/ Donald A. Sullivan
Donald A. Sullivan
	Title:	Administrative Partner

GREYLOCK XII PRINCIPALS LLC
By: Greylock Management Corporation, Sole Member

	By:	/s/ Donald A. Sullivan
Donald A. Sullivan
	Title:	Treasurer

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:		Hadley Harbor Master Investors (Cayman) L.P.

By: Wellington Management Company, LLP, as investment adviser
/s/ Steven M. Hoffman
	Name:	Steven M. Hoffman

	Title:	Vice President and Counsel

Hadley Harbor Master Investors (Cayman) L.P. c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210
Attention: Emily Babalas
Telephone No: +1-617-790-7770 Fax No: +1-617-289-5699
Email Address: seclaw@wellington.com

With a copy to:

WilmerHale
60 State St.
Boston, MA 02482
Attn: Jason L. Kropp jason.kropp@wilmerhale.com
Facsimile: (617) 526-5000

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:		Hartford Global Capital Appreciation Fund

By: Wellington Management Company, LLP, as investment adviser
/s/ Steven M. Hoffman
	Name:	Steven M. Hoffman

	Title:	Vice President and Counsel

Hartford Global Capital Appreciation Fund c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210
Attention: Emily Babalas
Telephone No: +1-617-790-7770 Fax No: +1-617-289-5699
Email Address: seclaw@wellington.com

With a copy to:

WilmerHale
60 State St.
Boston, MA 02482
Attn: Jason L. Kropp jason.kropp@wilmerhale.com
Facsimile: (617) 526-5000

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:		Hartford Growth Opportunities HLS Fund

By: Wellington Management Company, LLP, as investment adviser
/s/ Steven M. Hoffman
	Name:	Steven M. Hoffman

	Title:	Vice President and Counsel

Hartford Growth Opportunities HLS Fund c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210
Attention: Emily Babalas
Telephone No: +1-617-790-7770 Fax No: +1-617-289-5699
Email Address: seclaw@wellington.com

With a copy to:

WilmerHale
60 State St.
Boston, MA 02482
Attn: Jason L. Kropp jason.kropp@wilmerhale.com
Facsimile: (617) 526-5000

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:
MADRONA VENTURE FUND III, L.P.

By: Madrona Investment Partners III, L.P.
Its: General Partner

By: Madrona III General Partner, LLC
Its: General Partner

	By:	/s/ Paul Goodrich
Name: Paul Goodrich
Title: Managing Director

MADRONA VENTURE FUND III-A, L.P.

By: Madrona Investment Partners III, L.P.
Its: General Partner

By: Madrona III General Partner, LLC
Its: General Partner

	By:	/s/ Paul Goodrich
Name: Paul Goodrich
Title: Managing Director

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:		Mid Cap Stock Fund

By: Wellington Management Company, LLP, as investment adviser
/s/ Steven M. Hoffman
	Name:	Steven M. Hoffman

	Title:	Vice President and Counsel

Mid Cap Stock Fund c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210
Attention: Emily Babalas
Telephone No: +1-617-790-7770 Fax No: +1-617-289-5699
Email Address: seclaw@wellington.com

With a copy to:

WilmerHale
60 State St.
Boston, MA 02482
Attn: Jason L. Kropp jason.kropp@wilmerhale.com
Facsimile: (617) 526-5000

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:		Mid Cap Stock Trust

By: Wellington Management Company, LLP, as investment adviser
/s/ Steven M. Hoffman
	Name:	Steven M. Hoffman

	Title:	Vice President and Counsel

Mid Cap Stock Trust c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210
Attention: Emily Babalas
Telephone No: +1-617-790-7770 Fax No: +1-617-289-5699
Email Address: seclaw@wellington.com

With a copy to:

WilmerHale
60 State St.
Boston, MA 02482
Attn: Jason L. Kropp jason.kropp@wilmerhale.com
Facsimile: (617) 526-5000

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:		The Hartford Capital Appreciation Fund

By: Wellington Management Company, LLP, as investment adviser
/s/ Steven M. Hoffman
	Name:	Steven M. Hoffman

	Title:	Vice President and Counsel

The Hartford Capital Appreciation Fund c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210
Attention: Emily Babalas
Telephone No: +1-617-790-7770 Fax No: +1-617-289-5699
Email Address: seclaw@wellington.com

With a copy to:

WilmerHale
60 State St.
Boston, MA 02482
Attn: Jason L. Kropp jason.kropp@wilmerhale.com
Facsimile: (617) 526-5000

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:		The Hartford Growth Opportunities Fund

By: Wellington Management Company, LLP, as investment adviser
/s/ Steven M. Hoffman
	Name:	Steven M. Hoffman

	Title:	Vice President and Counsel

The Hartford Growth Opportunities Fund c/o Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210
Attention: Emily Babalas
Telephone No: +1-617-790-7770 Fax No: +1-617-289-5699
Email Address: seclaw@wellington.com

With a copy to:

WilmerHale
60 State St.
Boston, MA 02482
Attn: Jason L. Kropp jason.kropp@wilmerhale.com
Facsimile: (617) 526-5000

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:	TIGER GLOBAL PRIVATE INVESTMENT PARTNERS VII, L.P.

By: Tiger Global PIP Performance VII, L.P. its general partner

By: Tiger Global PIP Management VII, Ltd. its general partner

	By:	/s/ Steven Boyd
Steven D. Boyd, General Counsel

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:
TOON TOOT SAWAN LP

By: Tewada Management LLC, its General Partner

	By:	/s/ Austin Ligon
Name: Austin Ligon, Managing Member

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:		T. ROWE PRICE NEW HORIZONS FUND, INC.
T. ROWE PRICE NEW HORIZONS TRUST
T. ROWE PRICE U.S. EQUITIES TRUST
Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

	By:	/s/ Henry Ellenbogen
Name: Henry Ellenbogen
Title: Vice President

T. ROWE PRICE MEDIA & TELECOMMUNICATIONS FUND, INC.
TD MUTUAL FUNDS – TD ENTERTAINMENT &
COMMUNICATIONS FUND

By: T. Rowe Price Associates, Inc., Investment Adviser

	By:	/s/ Paul Greene II
Name: Paul Greene II
Title: Vice President

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President
Email: Andrew_baek@troweprice.com
Phone: 410-345-2090

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:
WSI INVESTMENTS, INC.

	By:	/s/ Wanda M. Cook
	Name:	Wanda M. Cook
	Title:	President

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:	Variable Insurance Products Fund III: Growth Opportunities Portfolio

	By:	/s/ Kenneth Robins

	Name:	Kenneth Robins

	Title:	Authorized Signatory

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:	VULCAN CAPITAL VENTURE CAPITAL I LLC

By: Vulcan Capital Venture Capital Management I LLC, its Manager

By: Vulcan Ventures Incorporated, its Managing Member

	By:	/s/ Susan Drake
Name: Susan Drake
Title: Vice President

VCVC III LLC

By: VCVC Management III LLC, its Manager

By: Cougar Investment Holdings LLC, its Manager

	By:	/s/ Susan Drake
Name: Susan Drake
Title: Vice President

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ Evan Feinberg
Evan Feinberg

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ Lee Fixel
Lee Fixel

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS

ORRICK INVESTMENTS 2007, LLC

By:
Name:
Title:

/s/ Alan C. Smith
Alan C. Smith

Jerry Gnuschke

Amit Mital

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

/s/ Selina Tobaccowala
Selina Tobaccowala

[SIGNATURE PAGE TO REDFIN CORPORATION AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

EXHIBIT A

INVESTORS

(Exhibit on File with the Company)

A-1

EXHIBIT B

T. Rowe Accounts

Wellington Accounts

Fidelity Parties

Lee Fixel

Evan Feinberg

B-1